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                                                                     Exhibit 4.3

                             DUQUESNE LIGHT COMPANY

                                       TO

                               JPMORGAN CHASE BANK

                                     TRUSTEE

                                   ----------

                           SUPPLEMENTAL INDENTURE NO.__


                          Dated as of __________, 200_


                    Supplemental to the Indenture of Mortgage

                   and Deed of Trust dated as of April 1, 1992

                                   ----------

                 Establishing a series of Securities designated
                         First Mortgage Bonds, Series __
                                       and
                       Amending certain provisions of said
                     Indenture of Mortgage and Deed of Trust

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     SUPPLEMENTAL INDENTURE NO. __ dated as of _____, 200_, between DUQUESNE
LIGHT COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and JPMORGAN CHASE BANK, a New York banking corporation and successor by merger to The Chase Manhattan Bank, successor in trust to Mellon Bank, N.A., trustee (hereinafter sometimes called the "Trustee"), under the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992 (hereinafter called the "Original Indenture"), this Supplemental Indenture No. __ being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Mortgage."

                             RECITALS OF THE COMPANY

     The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

     The Original Indenture has been recorded in the Recorders' Offices of the various counties of Pennsylvania as follows:

     In Allegheny County in Mortgage Book Vol. 12068, page 8;
     In Beaver County in Mortgage Book Vol. 1208, page 520;
     In Greene County in Mortgage Book Vol. 100, page 174;
     In Washington County in Mortgage Book Vol. 1873, page 1;
     In Westmoreland County in Mortgage Book Vol. 2862, page 221;

and has also been recorded in the Office of the Clerk of County Commission of Monongahela County, West Virginia, in Deed of Trust Book Vol. 672, page 129, the Office of the Clerk of County Commission of Hancock County, West Virginia, in Deed of Trust Book Vol. 293, page 46, the Recorder's Office of Belmont County, Ohio, in Mortgage Book Vol. 586, page 273, the Recorder's Office of Columbiana County, Ohio, in Mortgage Book Vol. 318, page 289, the Recorder's Office of Jefferson County, Ohio, in Mortgage Book Vol. 65, page 675, the Recorder's Office of Lake County, Ohio, in Mortgage Book Vol. 711, page 217, and the Recorder's Office of Monroe County, Ohio, in Mortgage Book Vol. 129, page 301.

     The Company has heretofore executed and delivered to the Trustee Supplemental Indentures for the purposes recited therein and for the purpose of creating series of Securities as set forth in Schedule A hereto.

     The Company desires to establish a series of Securities to be designated "First Mortgage Bonds, Series _", such series of Securities to be hereinafter sometimes called "Series No. __."

     By virtue of Section 2 of Article Two of Supplemental Indenture No. 15, dated as of November 1, 1999, the Holders of the Securities of Series Nos. 10 through 22 are deemed to have consented to the amendments to the Original Indenture set forth therein, the Outstanding Securities of such series having an aggregate principal amount of $417,985,000; by virtue of Article Two of Supplemental Indenture No. 18, dated as of April 1, 2002, the Holders of the

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Securities of Series No. 23 are deemed to have consented to such amendments to the Original Indenture, the Outstanding Securities of such series having an aggregate principal amount of $200,000,000; by virtue of Article Two of Supplemental Indenture No. 19, dated as of April 15, 2002, the Holders of the Securities of Series No. 24 are deemed to have consented to such amendments to the Original Indenture, the Outstanding Securities of such series having an aggregate principal amount of $100,000,000; at the date of the execution and delivery of this Supplemental Indenture No. 20, the aggregate principal amount of Securities of all series Outstanding under the Indenture is $757,985,000; and the aggregate principal amount of the Securities of Series Nos. 10 through 24 is $717,985,000, which is more than a majority in principal amount of all Securities Outstanding. Accordingly, the Company now desires to effect the amendments to the Original Indenture set forth in Section 2 of Article Two of Supplemental Indenture No. 15 in accordance with Sections 1402 and 1403 of the Original Indenture.

     The Company has duly authorized the execution and delivery of this Supplemental Indenture No. __ to establish the Securities of Series No. __ and has duly authorized the issuance of such Securities and to make the amendments to the Original Indenture referred to above; and all acts necessary to make this Supplemental Indenture No. __ a valid agreement of the Company, and to make the Securities of Series No. __ valid obligations of the Company, have been performed.

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. __ WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Mortgage and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

                              GRANTING CLAUSE FIRST

          All right, title and interest of the Company in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the generation, purchase, transmission, distribution or sale by the Company of electric energy (whether or not such use is the sole use of such property), including, without limitation, (a) all lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property or the occupancy or use of the same; (b) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (c) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (d) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (e) all buildings, offices, warehouses and other structures; and (f) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and

                                        2
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     facilities and all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the generation, purchase, transmission, distribution or sale by the Company of electric energy;

                             GRANTING CLAUSE SECOND

          Subject to the applicable exceptions permitted by Section 810, Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. __ shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. __;

                             GRANTING CLAUSE FOURTH

          All other property of whatever kind and nature subjected or intended to be subjected to the Lien of the Mortgage by any of the terms and provisions thereof;

                                EXCEPTED PROPERTY

          Expressly excepting and excluding, however, from the Lien and operation of the Mortgage all Excepted Property of the Company, whether now owned or hereafter acquired;

     TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee forever;

     SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other Persons prior to the date of the execution and delivery of the Original Indenture and subject also, as to any property acquired by the Company after the date of execution and delivery of the Original Indenture, to vendors' Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class "A" Mortgage), it being understood that with respect to any of such property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class "A" Mortgage, the Lien of the Mortgage shall at all times be junior and subordinate to the Lien of such Class "A" Mortgage;

     IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

     PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Mortgaged Property shall have ceased, terminated and become void in accordance with Article Nine of the Original Indenture, the principal of and premium, if any, and interest, if any,

                                        3
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on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Mortgage and the estate and rights thereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge the Mortgage and execute and deliver to the Company such instruments as the Company shall require to evidence the discharge thereof; otherwise the Mortgage shall be and remain in full force and effect; and

            THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

                                   ARTICLE ONE

                        TWENTY-_____ SERIES OF SECURITIES

     There is hereby created a series of Securities designated "First Mortgage Bonds, Series _", which series shall constitute Series No. __. The form and terms of the Securities of Series No. __ shall be established in or pursuant to an Officer's Certificate. The Securities of Series No. __ shall be initially authenticated and delivered in the aggregate principal amount of $_________, but shall not be limited in aggregate principal amount.

                                   ARTICLE TWO

                                   AMENDMENTS

     The Original Indenture is hereby amended as set forth in Schedule B hereto.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

     This Supplemental Indenture No. __ is a supplement to the Mortgage. As supplemented by this Supplemental Indenture No. __, the Mortgage is in all respects ratified, approved and confirmed, and the Mortgage and this Supplemental Indenture No. __ shall together constitute one and the same instrument.

                                        4
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture No. __ to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        DUQUESNE LIGHT COMPANY


                                        By:
                                            -----------------------------------
                                                 VICE PRESIDENT AND TREASURER

Attest:


-----------------------------
         SECRETARY


                                        JPMORGAN CHASE BANK, Trustee

                                        By:
                                            -----------------------------------
                                                 VICE PRESIDENT

Attest:


------------------------------
         AUTHORIZED OFFICER

                                        5
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COMMONWEALTH OF PENNSYLVANIA  )
                              )ss.:
COUNTY OF ALLEGHENY           )


     On the day of _____, 200_, before me personally came William F. Fields, to me known, who, being by me duly sworn, did depose and say that he is a Vice President and the Treasurer of Duquesne Light Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                   ---------------------------
                                                   Notary Public

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:
COUNTY OF ALLEGHENY           )


         On the day of _____, 200_, before me personally came Kent M. Christman, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of JPMorgan Chase Bank, the banking corporation described in and which executed the foregoing instrument; that he knows the seal of said banking corporation; that the seal affixed to said instrument is the seal of said banking corporation; that it was so affixed by authority of the Board of Directors of said banking corporation, and that he signed his name thereto by like authority.

                                                   ---------------------------
                                                   Notary Public

                                        6
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                        CERTIFICATE OF PRECISE RESIDENCE

     I hereby certify that the precise residence of JPMorgan Chase Bank is One Oxford Centre, Suite 1100, Pittsburgh, Allegheny County, Pennsylvania.


                    ---------------------------------------------------
                    Authorized Signatory of JPMorgan Chase Bank

                                                       _____ , 200__

                                        7
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                                                                      SCHEDULE A

                                      Securities
Supplemental                              of            Series                                Principal Amount
Indenture No.       Dated as of       Series No.      Designation            Authorized           Issued(1)         Outstanding(1)
-------------     ----------------    -----------    ------------------    --------------     ----------------     -----------------
      1            April 1, 1992          1          Secured               $  400,000,000     $    400,000,000            None
                                                     Medium-Term
                                                     Notes, Series B

      2           October 1, 1992         2          First Collateral      $  400,000,000     $    400,000,000     $  40,000,000
                                                     Trust Bonds,
                                                     Series C

      3           December 1, 1992        3          First Collateral      $   47,925,000     $     47,925,000            None
                                                     Trust Bonds,
                                                     Pollution Control
                                                     Series D

      4            March 30, 1993        None        None                        None                 None                None
      5             June 1, 1993          4          First Collateral      $  300,000,000     $    300,000,000            None
                                                     Trust Bonds,
                                                     Series E
      6             June 1, 1993          5          First Collateral      $   25,000,000     $     25,000,000            None
                                                     Trust Bonds,
                                                     Pollution Control
                                                     Series F

      7            August 1, 1993         6          First Collateral      $   20,500,000     $     20,500,000            None
                                                     Trust Bonds,
                                                     Pollution Control
                                                     Series G

      8            March 21, 1994        None        None                         None                    None            None
      9           October 1, 1994         7          First Collateral      $   75,500,000     $     75,500,000            None
                                                     Trust Bonds,
                                                     Pollution Control
                                                     Series H
     10            March 22, 1995        None        None                   None              None                        None

     11             June 1, 1995          8          First Collateral      $  923,000,000     $    923,000,000            None
                                                     Trust Bonds,
                                                     Series I

     12          September 1, 1995        9          First Mortgage        $  685,000,000     $    685,000,000            None
                                                     Bonds, Series J
     13            March 22, 1996        None        None                   None              None                        None
     14            March 17, 1997        None        None                   None              None                        None
     15           November 1, 1999        10         First Mortgage        $   49,500,000     $     49,500,000     $   49,500,000
                                                     Bonds, Pollution
                                                     Control Series K1
     15           November 1, 1999        11         First Mortgage        $   13,500,000     $     13,500,000     $   13,500,000
                                                     Bonds, Pollution
                                                     Control Series K2
     15           November 1, 1999        12         First Mortgage        $   33,955,000     $     33,955,000     $   33,955,000
                                                     Bonds, Pollution
                                                     Control Series K3

----------
(1)  As of December 31, 2003.

                                       A-1
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
                                      Securities
Supplemental                             of                Series                             Principal Amount
Indenture No.       Dated as of       Series No.         Designation          Authorized          Issued(1)         Outstanding(1)
-------------     ----------------    -----------    ------------------    --------------     ----------------     -----------------
     15           November 1, 1999        13          First Mortgage       $   21,500,000     $     21,500,000     $   21,500,000
                                                      Bonds, Pollution
                                                      Control Series L1
     15           November 1, 1999        14          First Mortgage       $   20,500,000     $     20,500,000     $   20,500,000
                                                      Bonds, Pollution
                                                      Control Series L2
     15           November 1, 1999        15          First Mortgage       $    4,655,000     $      4,655,000     $    4,655,000
                                                      Bonds, Pollution
                                                      Control Series L3
     15           November 1, 1999        16          First Mortgage       $   25,000,000     $     25,000,000     $   25,000,000
                                                      Bonds, Pollution
                                                      Control Series M1
     15           November 1, 1999        17          First Mortgage       $   13,700,000     $     13,700,000     $   13,700,000
                                                      Bonds, Pollution
                                                      Control Series M2
     15           November 1, 1999        18          First Mortgage       $   18,000,000     $     18,000,000     $   18,000,000
                                                      Bonds, Pollution
                                                      Control Series M3
     15           November 1, 1999        19          First Mortgage       $   44,250,000     $     44,250,000     $   44,250,000
                                                      Bonds, Pollution
                                                      Control Series M4
     15           November 1, 1999        20          First Mortgage       $   75,500,000     $     75,500,000     $   75,500,000
                                                      Bonds, Pollution
                                                      Control Series M5
     15           November 1, 1999        21          First Mortgage       $   50,000,000     $     50,000,000     $   50,000,000
                                                      Bonds, Pollution
                                                      Control Series N1
     15           November 1, 1999        22          First Mortgage       $   47,925,000     $     47,925,000     $   47,925,000
                                                      Bonds, Pollution
                                                      Control Series N2
     16                                  None         None                       None                None                 None
     17            April 1, 2001         None         None                       None                None                 None
     18            April 1, 2002          23          First Mortgage       $  200,000,000     $    200,000,000     $   200,000,000
                                                      Bonds, Series O

     19            April 15, 2002         24          First Mortgage       $  100,000,000     $    100,000,000     $   100,000,000
                                                      Bonds Series P
                                                                  Totals   $3,594,910,000     $  3,594,910,000     $   757,985,000

----------
(1)  As of December 31, 2003.

                                                                      SCHEDULE B

                        AMENDMENTS TO ORIGINAL INDENTURE

     SECTION 1. "STATED INTEREST RATE".

          The definition of "Stated Interest Rate" in Section 101 of the Original Indenture is hereby amended to read as follows:

          "STATED INTEREST RATE" means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company's obligations in respect of any other indebtedness shall be evidenced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

     SECTION 2. "COST".

          The definition of "Cost" in Section 104 of the Original Indenture is hereby amended to read as follows:

          Except as otherwise provided in Section 803, the term "COST" with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any obligations secured by prior Lien (other than a Class A Mortgage) upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Indenture,

                (x) with respect to Property Additions owned by a successor corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a successor corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such successor corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

                (y) with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or fair value, Cost with respect to such Property Additions shall mean an amount equal to the fair value to the Company thereof or, if greater, the aggregate amount reflected in the Company's books of account with respect thereto upon the acquisition thereof; and

                (z) in no event shall the Cost of Property Additions be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

     SECTION 3. "PURCHASE MONEY MORTGAGE".

          Section 101 of the Original Indenture is hereby amended to add a definition of the term "purchase money mortgage" as follows:

                "PURCHASE MONEY MORTGAGE" means, with respect to any property being acquired or disposed of by the Company or being released from the Lien of this Indenture, a Lien on such property which

                a. is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

                b. is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, gives value to enable the grantor of such Lien to acquire rights in or the use of such property;

                c. is granted to any other Person in connection with the release of such property from the Lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by such Lien on such property (as well as any other property subject thereto);

                d. is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

                e. otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

     and, without limiting the generality of the foregoing, for purposes of this Indenture, the term "purchase money mortgage" shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

     SECTION 4. LIMITATIONS ON PURCHASE MONEY MORTGAGES.

                (a) The proviso to clause (d) in Section 803 of the Original Indenture is hereby amended to:

                    (1)(A) delete therefrom clause (x) and

                       (B) redesignate clauses (y) and (z) therein as clauses
                (x) and (y), respectively; and

                    (2)    delete therefrom clause (y); and

                (b) Section 803 is further amended in accordance with Section 1401 of the Original Indenture, to:

                    (1)    add thereto a new clause (y) reading as follows:

                      "(y) no obligations secured by purchase money mortgage
                shall be used as a credit in connection with the release of property hereunder, if the aggregate credit in respect of such obligations to be used by the Company pursuant to subclause (i) and subclause (iv) of this clause (d) plus the aggregate credits used by the Company pursuant to said subclause (i) and subclause
                (iv) in connection with all previous releases of property from the Lien hereof on the basis of purchase money obligations theretofore delivered to and then held by the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture shall, immediately after the release then being applied for, exceed forty per centum (40%) of the sum of (A) the aggregate principal amount of Securities then Outstanding and
                (B) the aggregate principal amount of Class "A" Bonds then Outstanding other than Class "A" Bonds delivered to and then held by the Trustee;" and

                    (2) add the following paragraph immediately after the second full paragraph of such Section:

                      Anything herein to the contrary notwithstanding, there
                shall not be taken into account for purposes of the calculation contemplated in clause (y) in the proviso to clause (d) of the first paragraph of this Section any obligations secured by purchase money mortgage with respect to which there shall have been delivered to the Trustee:

                (x) an Officer's Certificate (i) if any obligations shall then be outstanding under such purchase money mortgage and/or additional obligations are permitted to be issued thereunder, either (A) stating that the terms of such purchase money mortgage, as then in effect, do not permit the issuance of obligations thereunder on the basis of property additions in a principal amount exceeding seventy per centum (70%) of the balance of the cost or fair value of such property additions to the issuer thereof (whichever shall be less) after making deductions and additions similar to those provided for in Section 104, or (B) in the event that the statements contained in clause (A) above cannot be made, stating that such issuer has irrevocably waived its right to the authentication and delivery of obligations under such purchase money mortgage (1) on any basis, in a principal amount equal to the excess of (I) the aggregate principal amount of obligations, if any, then outstanding under such purchase money mortgage which were issued on the basis of property additions or on the basis of the retirement of obligations which were issued (whether directly or indirectly when considered in light of the successive issuance and retirement of obligations) on the basis of property additions over
          (II) an amount equal to seventy per centum (70%) of the aggregate Dollar amount of property additions certified as the basis for the issuance of such obligations then outstanding and (2) on the basis of property additions, in a principal amount exceeding seventy per centum (70%) of the balance of the cost or fair value thereof to such issuer (whichever shall be less) after making deductions and additions similar to those provided for in Section 104 and (ii) stating either
          (A) that the obligations secured by such purchase money mortgage delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture as the basis for such release of property contain a provision for mandatory redemption upon the acceleration of the maturity of all Outstanding Securities following an Event of Default (whether or not such redemption may be rescinded upon the rescission of such acceleration) or (B) that so long as such obligations are held by the Trustee or the trustee or other holder of such a prior Lien, an Event of Default under this Indenture constitutes a matured event of default under such purchase money mortgage (PROVIDED, HOWEVER, that the waiver or cure of such Event of Default hereunder and the rescission and annulment of the consequences thereof may constitute a cure of the corresponding event of default under such purchase money mortgage and a rescission and annulment of the consequences thereof); and

                (y) an Opinion or Opinions of Counsel to the effect that (i) if any obligations shall then be outstanding under such purchase money mortgage and/or additional obligations are permitted to be issued thereunder, to the effect either (A) that the terms of such purchase money mortgage, as then in effect, do not permit the issuance of obligations thereunder upon the basis of property additions in a principal amount exceeding seventy per centum (70%) of the balance of the cost or the fair value thereof to the issuer of such obligations (whichever shall be less) after making deductions and additions similar to those provided for in Section 104, or, if such is not the case, (B) that the waivers contemplated by clause (x)(i)(B) above have been duly made and
          (ii) to the effect either (A) that the obligations secured by such purchase money mortgage delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture as the basis for such release of property contain a provision for mandatory redemption upon an acceleration) of the maturity of all Outstanding Securities following an Event of Default (whether or not such redemption may be rescinded upon the rescission of such acceleration) or (B) that, so long as such obligations are held by the Trustee or the trustee or other holder of such a prior Lien, an Event of Default under this Indenture constitutes a matured event of default under such purchase money mortgage (PROVIDED, HOWEVER, that the waiver or cure of such Event of Default hereunder and the rescission and annulment of the consequences thereof may constitute a cure of the corresponding event of default under such purchase money mortgage and a rescission and annulment of the consequences thereof).

     SECTION 5. "FAIR VALUE".

          Section 101 of Original Indenture is hereby amended to add a definition of the term "fair value" as follows:

          "FAIR VALUE", with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm's-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; PROVIDED, HOWEVER, that (x) the fair value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Indenture (except as otherwise provided in Section 803) and (y) the fair value to the Company of Property Additions shall not reflect any reduction relating to the fact that such Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Engineer certifying the same.

     SECTION 6. LIMITATIONS ON REQUIREMENTS FOR NET EARNINGS CERTIFICATE.

     (i) The proviso to clause (i) of subsection (b) of Section 404 of the Original Indenture is hereby amended to read as follows:

          PROVIDED, HOWEVER, that no Net Earnings Certificate shall be required to be delivered; and

     (ii) The proviso to clause (ii) of subsection (b) of Section 402 of the Original Indenture is hereby amended to read as follows:

          PROVIDED, HOWEVER, that no Net Earnings Certificate shall be required to be delivered if there shall be delivered an Officer's Certificate to the effect that such Class "A" Bonds were authenticated and delivered under the related Class "A" Mortgage on the basis of retired Class "A" Bonds; and

                                   ----------

                              RECORDING INFORMATION

                            Allegheny County, Pennsylvania
                            Office of Recorder of Deeds
                            Recorded
                            Mortgage Book Volume

                            Beaver County, Pennsylvania
                            Office of Recorder of Deeds
                            Recorded
                            Mortgage Book Volume

                            Greene County, Pennsylvania
                            Office of Recorder of Deeds
                            Recorded
                            Mortgage Book Volume

                            Washington County, Pennsylvania
                            Office of Recorder of Deeds
                            Recorded
                            Mortgage Book Volume

                            Westmoreland County, Pennsylvania
                            Office of Recorder of Deeds
                            Recorded
                            Mortgage Book Volume

                            Belmont County, Ohio
                            Office of Recorder
                            Received
                            Recorded
                            Mortgage Book Volume

                            Columbiana County, Ohio
                            Office of Recorder
                            Recorded
                            Official Records Volume

                            Jefferson County, Ohio
                            Office of Recorder
                            Received
                            Recorded
                            Official Records Volume

                            Lake County, Ohio
                            Office of Recorder
                            Recorded
                            Official Records Volume

                            Monroe County, Ohio
                            Office of Recorder
                            Received
                            Recorded
                            Official Records Volume

                            Hancock County, West Virginia
                            Office of Clerk of County Commission
                            Recorded
                            Deed of Trust Book

                            Monongahela County, West Virginia
                            Office of Clerk of County Commission
                            Recorded
                            Deed of Trust Book